Exhibit 99.1

Accolade Announces Results for Fiscal Fourth Quarter and Full Year 2022

●	Fiscal fourth quarter 2022 revenue of $93.8 million, a 58% increase compared to fiscal fourth quarter 2021 revenue of $59.2 million
●	Fiscal year 2022 revenue of $310.0 million, an 82% increase compared to fiscal year 2021 revenue of $170.4 million

SEATTLE, April 28, 2022 -- Accolade, Inc. (NASDAQ: ACCD) today announced financial results for the fiscal fourth quarter and full year ended February 28, 2022.

“Fiscal year 2022 represented a transformational time for Accolade. Our strong financial results validate the strategic moves we made to deliver Personalized Healthcare through both internal innovation and bold acquisitions. Today, our customers and prospects look to Accolade to solve a far more comprehensive set of healthcare challenges, as they look to empower their employees by delivering a superior healthcare experience that is personal, data-driven and value-based,” said Rajeev Singh, Accolade Chief Executive Officer.

“The pipeline for new business is stronger than it has ever been. While we are seeing early selling season momentum across market segments and various industry verticals, market dynamics continue to evolve rapidly in our space. This month, a large customer notified us that they would be ending their service relationship with us after the end of calendar 2022. Coupling this event with the broader macro-environment, we are moderating our top line growth objectives and improving our path to profitability, while continuing to focus on delivering exceptional personalized healthcare services to our customers and the families of their employees. As the leader in the market for personalized healthcare with an unmatched track record of performance, industry leading customers across sectors, and a strong balance sheet, we are well positioned to maintain our discipline and emerge from this period even stronger than we entered.”

Financial Highlights for Fiscal Fourth Quarter and Fiscal Year ended February 28, 2022

	Three Months Ended February 28,		%	Twelve Months Ended February 28,		%
	2022	2021	Change(2)	2022	2021	Change(2)
	(in millions, except percentages)			(in millions, except percentages)
GAAP Financial Data:
Revenue	$93.8	$59.2	58%	$310.0	$170.4	82%
Net Loss	$(34.6)	$(4.7)	(631)%	$(123.1)	$(50.7)	(143)%

Non-GAAP Financial Data(1):
Adjusted EBITDA	$1.8	$2.7	(34)%	$(42.4)	$(26.9)	(57)%
Adjusted Gross Profit	$51.0	$31.9	60%	$144.2	$77.6	86%
Adjusted Gross Margin	54.4%	53.8%		46.5%	45.6%

(1) A reconciliation of GAAP to non-GAAP results has been provided in this press release in the accompanying Financial Tables. An explanation of these measures is also included below under the heading "Non-GAAP Financial Measures."

(2) Percentages are calculated from accompanying Financial Tables and may differ from percentage change of numbers in Financial Highlights table due to rounding.

Steve Barnes, Accolade Chief Financial Officer, commented, “The fourth quarter of fiscal year 2022 marked the eighth straight quarter of exceeding our financial targets since our IPO in July 2020. We have delivered that consistency by being highly cognizant of the environment we operate in, and planning our business accordingly. It is in that context that we are adjusting our expectations for top line growth while continuing to reduce our Adjusted EBITDA loss consistently as we drive toward profitability. We significantly outperformed our expectations for Adjusted EBITDA loss in fiscal year 2022 and expect to improve on that result in fiscal years 2023 and 2024, and maintain our expectations for positive Adjusted EBITDA in fiscal year 2025. Our $366 million cash balance, broader customer and solution footprint, and growing addressable market provide a durable foundation for years of growth.”

Financial Outlook

Accolade provides forward-looking guidance on revenue and Adjusted EBITDA, a non-GAAP financial measure.

For the fiscal first quarter ending May 31, 2022, we expect:

●	Revenue between $81 million and $83 million
●	Adjusted EBITDA between $(20) million and $(22) million

For the fiscal year ending February 28, 2023, we expect:

●	Revenue between $350 million and $365 million
●	Adjusted EBITDA between $(35) million and $(40) million, representing a range of (10)% to (11)% of revenue

Accolade has not reconciled guidance for Adjusted EBITDA to net income (loss), the most directly comparable GAAP measure, and has not provided forward-looking guidance for net income (loss), because there are items that may impact net income (loss), including stock-based compensation, that are not within the company’s control or cannot be reasonably predicted.

Quarterly Conference Call Details

The company will host a conference call today, April 28, 2022 at 4:30 p.m. E.T. to discuss its financial results. The conference call can be accessed by dialing 1-833-519-1281 for U.S. participants, or 1-914-800-3853 for international participants, referencing conference ID # 1442966; or via a live audio webcast that will be available online at http://ir.accolade.com. A presentation to accompany the conference call will be available via the webcast and will be posted to the investor relations site following the completion of the call. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “maintain,” “might,” “likely,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the risks described under the heading “Risk Factors” in Accolade’s most recently filed Annual Report on Form 10-K and subsequent filings, which should be read in conjunction with any forward-looking statements. All forward-looking statements in this press release are based on information available to Accolade as of the date hereof, and it does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

About Accolade, Inc.

Accolade (Nasdaq: ACCD) provides millions of people and their families with an exceptional healthcare experience that is personal, data driven and value based to help every person live their healthiest life. Accolade solutions combine virtual primary care, mental health support and expert medical opinion services with intelligent technology and best-in-class care navigation. Accolade's Personalized Healthcare approach puts humanity back in healthcare by building relationships that connect people and their families to the right care at the right time to improve outcomes, lower costs and deliver consumer satisfaction. Accolade consistently receives consumer satisfaction ratings over 90%. For more information, visit accolade.com.

Investor Contact:

Todd Friedman, Investor Relations, IR@accolade.com

Media Contact:

Public Relations, Media@accolade.com

Source: Accolade

Financial Tables

Accolade, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(In thousands, except share and per share data)

	February 28,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$365,853	$433,884
Accounts receivable, net	21,116	9,112
Unbilled revenue	9,685	2,725
Current portion of deferred contract acquisition costs	3,015	2,210
Current portion of deferred financing fees	—	93
Prepaid and other current assets	9,468	5,957
Total current assets	409,137	453,981
Property and equipment, net	11,797	9,227
Operating lease right-of-use assets	33,126	—
Goodwill	577,896	4,013
Intangible assets, net	244,690	604
Deferred contract acquisition costs	7,205	6,067
Other assets	1,678	1,618
Total assets	$1,285,529	$475,510
Liabilities and stockholders’ equity (deficit)
Current liabilities:
Accounts payable	$7,837	$7,390
Accrued expenses and other current liabilities	11,000	5,412
Accrued compensation	39,189	35,379
Due to customers	16,263	5,015
Current portion of deferred revenue	30,875	25,879
Current portion of operating lease liabilities	6,589	—
Total current liabilities	111,753	79,075
Loans payable, net of unamortized issuance costs	280,666	—
Operating lease liabilities	32,486	—
Deferred rent and other noncurrent liabilities	4,562	5,192
Deferred revenue	268	395
Total liabilities	429,735	84,662
Commitments and Contingencies
Stockholders’ equity (deficit)
Common stock par value $0.0001; 500,000,000 shares authorized; 67,098,477 and 55,699,052 shares issued and outstanding at February 28, 2022 and 2021, respectively	7	6
Additional paid‑in capital	1,350,431	762,362
Accumulated deficit	(494,644)	(371,520)
Total stockholders’ equity (deficit)	855,794	390,848
Total liabilities and stockholders’ equity (deficit)	$1,285,529	$475,510

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations (unaudited)

(In thousands, except share and per share data)

	Three Months Ended		Twelve Months Ended
	February 28,		February 28,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Revenue	$93,756	$59,232	$310,021	$170,358
Cost of revenue, excluding depreciation and amortization	43,593	27,620	169,019	93,673
Operating expenses:
Product and technology	22,367	13,331	83,664	49,955
Sales and marketing	23,631	9,871	86,765	33,711
General and administrative	29,470	10,992	99,106	31,584
Depreciation and amortization	11,641	2,121	42,608	8,212
Change in fair value of contingent consideration	(7,134)	—	(45,416)	—
Total operating expenses	79,975	36,315	266,727	123,462
Loss from operations	(29,812)	(4,703)	(125,725)	(46,777)
Interest expense, net	(768)	(60)	(2,905)	(3,724)
Other expense	(114)	(44)	(133)	(147)
Loss before income taxes	(30,694)	(4,807)	(128,763)	(50,648)
Income tax benefit (expense)	(3,862)	81	5,639	(4)
Net loss	$(34,556)	$(4,726)	$(123,124)	$(50,652)
Net loss per share, basic and diluted	$(0.51)	$(0.09)	$(1.93)	$(1.72)
Weighted‑average common shares outstanding, basic and diluted	67,301,856	55,390,884	63,823,270	29,370,594

The following table summarizes the amount of stock-based compensation included in the condensed consolidated statements of operations:

	Three Months Ended		Twelve Months Ended
	February 28,		February 28,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Cost of revenue	$866	$269	$3,197	$948
Product and technology	5,253	1,175	18,744	3,387
Sales and marketing	3,787	881	12,822	2,376
General and administrative	17,206	941	38,176	2,865
Total stock‑based compensation	$27,112	$3,266	$72,939	$9,576

Accolade, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows (unaudited)

(In thousands)

	Fiscal Year Ended February 28(29),
	2022	2021	2020
Cash flows from operating activities:
Net loss	$(123,124)	$(50,652)	$(51,365)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	42,608	8,212	8,516
Amortization of deferred contract acquisition costs	2,945	1,657	985
Change in fair value of contingent consideration	(45,416)	—	—
Deferred income taxes	(6,132)	—	—
Noncash interest expense	1,673	2,252	834
Noncash bonus	—	—	5,884
Loss on disposal of equipment	—	—	299
Stock‑based compensation expense	72,939	9,576	6,002
Changes in operating assets and liabilities:
Accounts receivable and unbilled revenue	(11,829)	(10,648)	(683)
Accounts payable and accrued expenses	69	2,991	5,838
Deferred contract acquisition costs	(4,148)	(4,690)	(2,399)
Deferred revenue and due to customers	13,986	(2,700)	2,286
Accrued compensation	(2,519)	16,356	(1,671)
Deferred rent and other liabilities	(2,075)	(505)	220
Other assets	(1,327)	2,919	(8,993)
Net cash used in operating activities	(62,350)	(25,232)	(34,247)
Cash flows from investing activities:
Purchase of marketable securities	(99,998)	—	—
Sale of marketable securities	99,998	—	—
Capitalized software development costs	(1,096)	(374)	—
Purchases of property and equipment	(2,521)	(1,991)	(3,315)
Cash paid for acquisitions, net of cash acquired	(259,996)	—	(206)
Earnout payments to MD Insider	—	(58)	—
Net cash used in investing activities	(263,613)	(2,423)	(3,521)
Cash flows from financing activities:
Proceeds from public offerings, net of underwriters' discounts and commissions and offering costs	—	439,410	—
Proceeds from sale of preferred stock, net	—	—	19,943
Proceeds from stock purchases under employee stock purchase plan	4,703	2,379	—
Proceeds from stock option and warrant exercises	8,600	9,348	6,619
Payments of equity issuance costs	(60)	—	—
Payment of debt issuance costs	(8,368)	—	—
Payment for purchase of capped calls	(34,443)	—	—
Proceeds from borrowings on debt	287,500	51,166	1,660
Repayments of debt principal	—	(73,166)	—
Payments related to debt retirement	—	(753)	—
Net cash provided by financing activities	257,932	428,384	28,222
Net increase (decrease) in cash and cash equivalents	(68,031)	400,729	(9,546)
Cash and cash equivalents, beginning of period	433,884	33,155	42,701
Cash and cash equivalents, end of period	$365,853	$433,884	$33,155
Supplemental cash flow information:
Interest paid	$930	$2,296	$2,391
Issuance of stock options in lieu of cash bonus	$—	$5,735	$—
Fixed assets included in accounts payable	$161	$232	$45
Other receivable related to stock option exercises	$4	$97	$173
Income taxes paid	$122	$149	$55
Common stock issued in connection with acquisitions	$455,586	$156	$6,164
Replacement awards issued in connection with acquisitions	$6,729	$—	$—
Offering costs included in prepaid assets and accounts payable and accrued expenses	$—	$—	$3,042
Common stock issued in connection with joint development agreement	$—	$—	$3,869
Common stock warrants issued in connection with debt	$—	$—	$779

Non-GAAP Financial Measures

In addition to our financial results determined in accordance with GAAP, we use the following non-GAAP financial measures to help us evaluate trends, establish budgets, measure the effectiveness and efficiency of our operations, and determine employee incentives. We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business. In evaluating these non-GAAP financial measures, you should be aware that in the future we expect to incur expenses similar to the adjustments in this presentation. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by these expenses or any unusual or nonrecurring items.

Adjusted Gross Profit and Adjusted Gross Margin

Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, and excluding stock-based compensation. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors, as they eliminate the impact of certain noncash expenses and allow a direct comparison of these measures between periods without the impact of noncash expenses and certain other nonrecurring operating expenses.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted to exclude interest expense (net), income tax expense (benefit), depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and change in fair value of contingent consideration. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance. We believe Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry, as this measure generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

Adjusted Gross Profit, Adjusted Gross Margin and Adjusted EBITDA have certain limitations, including that they exclude the impact of certain non-cash charges, such as depreciation and amortization, whereas underlying assets may need to be replaced and result in cash capital expenditures, and stock-based compensation expense, which is a recurring charge.

The following table presents, for the periods indicated, a reconciliation of our revenue to Adjusted Gross Profit:

	Three Months Ended		Twelve Months Ended
	February 28,		February 28,
	2022	2021	2022	2021

	(in thousands, except percentages)		(in thousands, except percentages)
Revenue	$93,756	$59,232	$310,021	$170,358
Less:
Cost of revenue, excluding depreciation and amortization	(43,593)	(27,620)	(169,019)	(93,673)
Gross profit, excluding depreciation and amortization	50,163	31,612	141,002	76,685

Add:
Stock-based compensation, cost of revenue	866	269	3,197	948
Adjusted Gross Profit	$51,029	$31,881	$144,199	$77,633
Gross margin, excluding depreciation and amortization	53.5%	53.4%	45.5%	45.0%
Adjusted Gross Margin	54.4%	53.8%	46.5%	45.6%

The following table presents, for the periods indicated, a reconciliation of our Adjusted EBITDA to our net income (loss):

	Three Months Ended		Twelve Months Ended
	February 28,		February 28,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Net Loss	$(34,556)	$(4,726)	$(123,124)	$(50,652)
Adjusted for:
Interest expense, net	768	60	2,905	3,724
Income tax expense (benefit)	3,862	(81)	(5,639)	4
Depreciation and amortization	11,641	2,121	42,608	8,212
Stock-based compensation	27,112	3,266	72,939	9,576
Acquisition and integration-related costs	11	2,050	13,219	2,050
Change in fair value of contingent consideration	(7,134)	—	(45,416)	—
Other expense	114	44	133	147
Adjusted EBITDA	$1,818	$2,734	$(42,375)	$(26,939)